UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 17, 2021

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)
Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)
8711 River Crossing Blvd.
Indianapolis, IN 46240
(Address of Principal Executive Offices, Zip Code)
Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DRE	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On February 19, 2021, Duke Realty Corporation, an Indiana corporation (the “Company”), and Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), of which the Company is the sole general partner, entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as sales agents (in such capacity, each a “Agent” and together, the “Agents”), principals and/or (except in the case of Regions Securities LLC) forward sellers (in such capacity, each, a “Forward Seller” and collectively, the “Forward Sellers”), and each of Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, National Association, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association as forward purchasers (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”). Under the terms of the Equity Distribution Agreement, the Company may sell, from time to time, up to an aggregate gross sales price of $400 million of shares of its common stock, par value $0.01 per share (the “Common Stock”), through the Agents or the Forward Sellers, as applicable, or directly to the Agents as principals for their own accounts (the “Offering”). Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser means, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser.
Pursuant to the Equity Distribution Agreement, the Company and each Forward Purchaser have also entered into a Master Confirmation in substantially the form attached as Exhibit B to the Equity Distribution Agreement (the “Form of Master Confirmation”) that will govern certain terms of any future forward transactions. Under the terms of any forward transaction, the relevant Forward Purchaser will, at the Company’s request from time to time pursuant to mutually agreed instructions and a supplemental confirmation (together with the applicable Master Confirmation, a “Forward Sale Agreement”), borrow from third parties and, through the relevant Forward Seller, sell a number of shares of Common Stock equal to the number of shares underlying the particular Forward Sale Agreement. The Company will not initially receive any proceeds from any sale of Common Stock borrowed by a Forward Purchaser and sold through a Forward Seller. The Company currently expects to fully physically settle each Forward Sale Agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company expects to receive aggregate cash proceeds at settlement equal to the number of shares of the Company’s Common Stock underlying such Forward Sale Agreement multiplied by the then-applicable forward sale price per share. Although the Company currently expects to settle any Forward Sale Agreements by the physical delivery of shares of Common Stock in exchange for cash proceeds, the Forward Sale Agreements will allow the Company to cash or net-share
settle all or a portion of its obligations. If the Company elects to cash settle any Forward Sale Agreement, the Company may not receive any proceeds and the Company may owe cash to the relevant Forward Purchaser. If the Company elects to net share settle any Forward Sale Agreement, the Company will not receive any cash proceeds, and the Company may owe Shares to the relevant Forward Purchaser.
The Company intends to contribute the net proceeds received (1) from any sales of shares of its Common Stock in the Offering and (2) upon settlement of any Forward Sale Agreement, in each case, to the Operating Partnership, which the Company expects will subsequently use the net proceeds to fund development and future acquisitions, to reduce the Company’s outstanding indebtedness and for other general corporate purposes. The Company has not yet determined which of its outstanding indebtedness will be repaid with the proceeds of the Offering.
Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the applicable Agent or Forward Seller, as applicable, including in block transactions or any other method permitted by law. Pursuant to the Equity Distribution Agreement, the Company will pay each Agent a commission of up to 2.0% of the gross sales price of the Common Stock sold through it pursuant to the Equity Distribution Agreement. The compensation to each Agent acting as a Forward Seller will be a reduction of up to 2.0% of the volume-weighted hedge price for the related Forward Sale Agreement.
The Company is not obligated to sell, and the Agents and the Forward Sellers are not obligated to buy or sell, any shares under the Equity Distribution Agreement. Each of the Agents and Forward Sellers has agreed to use its commercially reasonable efforts to sell all of the shares of Common Stock so designated by the Company (if acting as Agent) and all of the shares borrowed by the relevant Forward Purchaser (if acting as the Forward Seller), in each case, on the terms and subject to the conditions of the Equity Distribution Agreement and, if applicable, the related Forward Sale Agreement. No assurance can be given that the Company will sell any shares under the Equity Distribution Agreement, or, if it does, as to the price or amount of shares that it sells, or the dates when such sales will take place.
The shares of Common Stock will be offered pursuant to the Company’s shelf registration statement on Form
S-3
(Registration
No. 333-224538),
which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on April 30, 2018 (the “Registration Statement”).
The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Registration Statement in the Equity Distribution Agreement and also agreed to indemnify the Agents, the Forward Purchasers and their respective affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The representations, warranties and covenants set forth in the Equity Distribution Agreement were made only for purposes of the Equity Distribution Agreement, and only as of the specified dates provided therein. The representations, warranties and covenants in the Equity Distribution Agreement were made solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Equity Distribution Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Equity Distribution Agreement and Form of Master Confirmation are filed as Exhibits 1.1 and 1.2 to this Current Report on Form
8-K
(the “Report”), and the information in the Equity Distribution Agreement and Form of Master Confirmation are incorporated into this Item 1.01 by this reference. The foregoing description of the Equity Distribution Agreement, Form of Master Confirmation and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibits 1.1 and 1.2.

Item 1.02	Termination of a Material Definitive Agreement.
On February 17, 2021, the Company and the Operating Partnership provided notice of termination, effective February 18, 2021, of the Equity Distribution Agreement, dated as of August 2, 2019 (the “Previous Equity Distribution Agreement”), that the Company and the Operating Partnership entered into with BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Previous Agents”). As previously reported, pursuant to the terms of the Previous Equity Distribution Agreement, the Company could offer and sell shares of its common stock, par value $0.01 per share, from time to time, to or through the Previous Agents, up to an aggregate offering price of $400,000,000. The Company is not subject to any termination penalties related to the termination of the Previous Equity Distribution Agreement. Prior to termination, the Company sold approximately $394.9 million of its Common Stock pursuant to the Previous Equity Distribution Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.
On February 19, 2021, the Operating Partnership, pursuant to the authority granted pursuant to Section 4.02(a) of the Operating Partnership’s Fifth Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), authorized the issuance of $400,000,000 of the Operating Partnership’s common units (the “Common Units”) to the Company in connection with the Offering. As and when shares of the Company’s Common Stock are issued in the Offering, the Common Units will be issued to the Company in transactions that are not registered under the Securities Act, in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.
The Equity Distribution Agreement and Form of Master Confirmation listed below and filed as Exhibits 1.1 and 1.2 to this Report, as well as the other materials that are being filed as exhibits to this Report, are being filed pursuant to Item 601 of the Commission’s Regulation
S-K
in lieu of filing the otherwise required exhibits to the Registration Statement. This Report is incorporated by reference into the Registration Statement, and, as such, the Company and the Operating Partnership are incorporating by reference the exhibits to this Report to cause them to be incorporated by reference into the Registration Statement as exhibits thereto. By filing this Report, and the exhibits hereto, however, neither the Company nor the Operating Partnership believe that any of the information set forth herein or in the exhibits hereto represent, either individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of the Commission’s Regulation
S-K)
in the information set forth in, and incorporated by reference into, the Registration Statement.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated February 19, 2021, by and among the Company, the Operating Partnership and each Agent and its related Forward Purchaser.

1.2	Form of Master Confirmation.

5.1	Legality Opinion of Alston & Bird LLP.

8.1	Tax Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1).

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Part II of Form S-3).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ Ann C. Dee
Ann C. Dee
Executive Vice President, General Counsel and
Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ Ann C. Dee
Ann C. Dee
Executive Vice President, General Counsel and
Corporate Secretary
Dated: February 19, 2021